AGREEMENT AND PLAN OF MERGER

                                       BY

                                       AND

                                      AMONG

                           WHITEHALL JEWELLERS, INC.,

                        PRENTICE CAPITAL MANAGEMENT, LP,

                         HOLTZMAN OPPORTUNITY FUND, L.P.

                                WJ HOLDING CORP.

                                       AND

                              WJ ACQUISITION CORP.

                          DATED AS OF FEBRUARY 1, 2006

                                TABLE OF CONTENTS

                                                                          Page


ARTICLE I TERMS OF THE MERGER..............................................3

   1.1.     The Offer......................................................3
   1.2.     Company Actions................................................4
   1.3.     Directors of the Company.......................................5
   1.4.     The Merger.....................................................7
   1.5.     The Closing; Effective Time....................................7
   1.6.     Conversion of Securities.......................................7
   1.7.     Tender of and Payment for Certificates.........................8
   1.8.     Options.......................................................10
   1.9.     Dissenting Shares.............................................11
   1.10.    Certificate of Incorporation and Bylaws.......................11
   1.11.    Directors and Officers........................................11
   1.12.    Other Effects of Merger.......................................12
   1.13.    Additional Actions............................................12

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................12

   2.1.     Due Incorporation and Good Standing...........................12
   2.2.     Capitalization................................................13
   2.3.     Subsidiaries..................................................14
   2.4.     Authorization; Binding Agreement..............................14
   2.5.     Governmental Approvals........................................15
   2.6.     No Violations; No Restrictions................................15
   2.7.     Application of Takeover Protections...........................16
   2.8.     SEC Filings; Company Financial Statements.....................16
   2.9.     Absence of Certain Changes....................................17
   2.10.    Absence of Undisclosed Liabilities............................18
   2.11.    Compliance with Laws..........................................18
   2.12.    Permits.......................................................19
   2.13.    Litigation....................................................19
   2.14.    Indebtedness and Other Contracts..............................19
   2.15.    Intellectual Property.........................................20
   2.16.    Employee Matters..............................................21
   2.17.    Taxes and Returns.............................................22
   2.18.    Finders and Investment Bankers................................22
   2.19.    Fairness Opinion..............................................23
   2.20.    Insurance.....................................................23
   2.21.    Vote Required.................................................23
   2.22.    Title to Properties...........................................23
   2.23.    Environmental Matters.........................................23
   2.24.    Schedule 14D-9; Offer Documents; and Proxy Statement..........24
   2.25.    Transactions with Affiliates..................................24

   2.26.    Disclosure....................................................25

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO AND
            PURCHASER.....................................................25

   3.1.     Due Incorporation and Good Standing...........................25
   3.2.     Authorization; Binding Agreement..............................25
   3.3.     Governmental Approvals........................................26
   3.4.     No Violations.................................................26
   3.5.     Finders and Investment Bankers................................27
   3.6.     Disclosures...................................................27
   3.7.     Financing Commitments.........................................28
   3.8.     No Prior Activities...........................................28
   3.9.     Ownership of Shares...........................................28
   3.10.    Disclosure....................................................28

ARTICLE IV ADDITIONAL COVENANTS OF THE COMPANY............................28

   4.1.     Conduct of Business of the Company............................28
   4.2.     Notification of Certain Matters...............................31
   4.3.     Access and Information........................................31
   4.4.     Special Meeting; Proxy Statement..............................32
   4.5.     Commercially Reasonable Efforts...............................34
   4.6.     Public Announcements..........................................34
   4.7.     Compliance....................................................35
   4.8.     Exclusivity...................................................35
   4.9.     SEC and Stockholder Filings...................................37
   4.10.    State Takeover Laws...........................................38

ARTICLE V ADDITIONAL COVENANTS OF PARENT, HOLDCO AND PURCHASER............38

   5.1.     Notification of Certain Matters...............................38
   5.2.     Best Efforts..................................................39
   5.3.     Compliance....................................................39
   5.4.     Indemnification...............................................39
   5.5.     Benefit Plans and Employee Matters............................41
   5.6.     Public Announcements..........................................42
   5.7.     Availability of Funds.........................................42
   5.8.     No Disposition of Shares; Obligation to Vote..................42

ARTICLE VI CONDITIONS.....................................................42

   6.1.     Conditions to Each Party's Obligations........................42
   6.2.     [Reserved]....................................................43
   6.3.     Conditions to Obligations of the Company......................43
   6.4.     Frustration of Conditions.....................................43

ARTICLE VII TERMINATION AND ABANDONMENT...................................43

   7.1.     Termination...................................................43
   7.2.     Effect of Termination.........................................45

   7.3.     Fees and Expenses.............................................45

ARTICLE VIII MISCELLANEOUS................................................46

   8.1.     Amendment and Modification....................................46
   8.2.     Waiver of Compliance; Consents................................46
   8.3.     Survival......................................................47
   8.4.     Notices.......................................................47
   8.5.     Binding Effect; Assignment....................................49
   8.6.     Governing Law.................................................49
   8.7.     Counterparts..................................................50
   8.8.     Interpretation................................................50
   8.9.     Entire Agreement..............................................50
   8.10.    Severability..................................................51
   8.11.    Specific Performance..........................................51
   8.12.    Attorneys' Fees...............................................51
   8.13.    Third Party Beneficiaries.....................................51
   8.14.    Obligation of Holdco and Parent...............................51

                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (this "AGREEMENT") is made and entered into as of February 1, 2006 (the "EFFECTIVE DATE"), by and among Whitehall Jewellers, Inc., a Delaware corporation (the "COMPANY"), Prentice
Capital Management, LP, a Delaware limited partnership ("PARENT"), Holtzman Opportunity Fund, L.P. ("HOLTZMAN") WJ Holding Corp., a Delaware corporation and affiliate of Parent and Holtzman ("HOLDCO"), and WJ Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Holdco ("PURCHASER").

                                   WITNESSETH:

          A.   The respective  Boards of Directors of Holdco,  Purchaser and the
Company deem it advisable and in the best interests of their respective stockholders that Holdco acquire the Company upon the terms and subject to the conditions provided for in this Agreement and the other documents and agreements entered into in connection with this Agreement, including: the execution of the Amended and Restated Bridge Term Loan Credit Agreement dated as of the date hereof (the "BRIDGE LOAN AGREEMENT" and together with Amendment No. 2 (as defined in recital D below) and this Agreement, the "TRANSACTION DOCUMENTS") pursuant to which PWJ Lending LLC ("PWJ LENDING"), an affiliate of Parent, as Collateral and Administrative agent and the lenders thereto, has agreed, among other things, to extend the maturity of certain loan obligations outstanding under a Bridge Term Loan Credit Agreement (the "ORIGINAL BRIDGE LOAN AGREEMENT") dated October 3, 2005 among, the Company, PWJ Lending as Collateral Agent and Administrative Agent and the other lenders thereto and to make an additional $20 million loan to the Company for working capital and general corporate purposes.

          B. In furtherance thereof, it is proposed that the acquisition be accomplished by Purchaser commencing a cash tender offer (as it may be amended from time to time as permitted by this Agreement, the "Offer") to purchase and acquire all shares of the issued and outstanding common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company for $1.60 per share of Common Stock (such amount or any greater amount per share of Common Stock paid pursuant to the Offer being hereinafter referred to as the "OFFER PRICE," and the shares of Common Stock being hereinafter referred to as the "SHARES"), subject to any applicable withholding for Taxes (as such term is defined in Section 2.16(g)), net to the seller in cash, upon the terms and subject to the conditions set forth in this Agreement.

          C. The Board of Directors of the Company (the "BOARD") has unanimously approved the Agreement, the Offer and the Merger (as defined below), and the Board has determined that such approval is sufficient to render inapplicable to this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement the restriction against the parties hereto engaging in any business combination as set forth in Section 203 of the Delaware General Corporation Law ("DGCL") and has determined that this Agreement, the Offer and the Merger and the transactions contemplated hereby and thereby are fair to and in the best interests of the Company and its stockholders, and has resolved to recommend that holders of Shares accept the Offer, tender their Shares to Purchaser pursuant to the Offer and adopt this Agreement.

          D. The Company and its rights agent have, as of the Effective Date, executed Amendment No. 2 ("AMENDMENT NO. 2") to that certain Amended and Restated Stockholders Rights Agreement (the "RIGHTS AGREEMENT"), dated as of April 28, 1999, between the Company and BankBoston, N.A., and such amendment has not been amended or otherwise modified since the date thereof.

          F. The general partners of each of Parent and Holtzman (on their own behalf and as the sole stockholders of Holdco), and the Board of Directors of each of Holdco (on its own behalf and as the sole stockholder of Purchaser), Purchaser and the Company have each approved this Agreement, the other Transaction Documents and the merger of Purchaser with and into the Company (the "MERGER"), with the Company continuing as the surviving corporation in the Merger in accordance with the DGCL and, in each such case, upon the terms and conditions set forth in this Agreement.

          G. By virtue of the provisions of this Agreement, that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of October 3, 2005, between the Company, PWJ Funding LLC, an affiliate of Parent, PWJ Lending, and Holtzman is terminated effective upon execution of this Agreement.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                               TERMS OF THE MERGER

 1.1. THE OFFER.

      (a) Purchaser, Parent and Holtzman shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT")) the Offer as promptly as reasonably practicable after the Effective Date, but in no event later than five (5) business days (as defined in Rule 14d-1(g)(3) of the Exchange Act) from the date of this Agreement and the Offer shall remain open at least twenty (20) business days from commencement of the Offer (the "INITIAL EXPIRATION DATE"). The obligation of Purchaser, and the obligation of Parent and Holtzman to cause Purchaser, to accept for payment and to pay for any Shares validly tendered and not withdrawn prior to the expiration of the Offer shall be subject only to the satisfaction or waiver by Parent or Purchaser of the following conditions: (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Common Stock which, together with any shares of Common Stock then owned by Holdco, Purchaser, and/or Parent and Holtzman and their respective affiliates, represents at least a majority of the aggregate voting power of the Shares and the shares of Class B Common Stock, par value $1.00 per share, of the Company ("CLASS B SHARES"), voting together as a single class, outstanding on the date such Shares are purchased (the "MINIMUM CONDITION"); and (ii) the other conditions set forth in ANNEX A hereto. Purchaser shall, on the terms and subject to the prior satisfaction or waiver by Parent or Purchaser of the Minimum Condition and the other conditions of the Offer set forth in ANNEX A hereto, accept for payment and pay for all Shares tendered and not withdrawn as soon as it is legally permitted to do so under applicable Law. The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") that contains the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in ANNEX A hereto. Purchaser expressly reserves the right to waive any of such conditions, to increase the Offer Price and to make any other changes in the terms of the Offer; PROVIDED, however, that Purchaser shall not, and Parent and Holtzman shall cause Purchaser not to, decrease the Offer Price, change the form of consideration payable in the Offer, decrease the number of Shares sought in the offer, impose additional conditions to the Offer, extend the Offer beyond the Initial Expiration Date, waive the Minimum Condition or amend any other term or condition of the Offer in any manner adverse to the holders of the Shares, in each case without the prior written consent of the Company (such consent to be authorized by the Board or a duly authorized committee thereof). Notwithstanding the foregoing, Purchaser may, without the consent of the Company, prior to the termination of this Agreement, extend the Offer for any period required by any rule, regulation or interpretation of the United States Securities and Exchange Commission ("SEC"), or the staff thereof, applicable to the Offer. If, at any scheduled expiration of the Offer, any condition to the Offer is not satisfied, including, without limitation, the satisfaction of the Minimum Condition, Holdco shall, and Parent shall cause Holdco to, extend the Offer for one or more periods of not more than five (5) business days each. Purchaser may also, without the consent of the Company, or if requested by the Company shall, extend the Offer in accordance with Rule 14d-11 under the Exchange Act; PROVIDED, HOWEVER, Parent shall not extend the Offer in accordance with Rule 14d-11 if the Shares validly tendered and not withdrawn prior to the scheduled expiration of the Offer (taken together with Shares and Class B Shares then owned by Parent, Holtzman, Holdco,

Purchaser and any of their subsidiaries and affiliates) constitute in the aggregate 90% or greater of the aggregate voting power of the Shares and the Class B Shares. Parent and Holtzman shall provide or cause to be provided to the Purchaser on a timely basis the funds necessary to purchase any shares of Common Stock that the Purchaser becomes obligated to purchase pursuant to the Offer.

      (b) As promptly as practicable (but in no event later than five (5) business days after the date hereof), Parent, Holtzman and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "SCHEDULE TO") with respect to the Offer. The Schedule TO shall contain or incorporate by reference an offer to purchase and forms of the related letter of transmittal and all other ancillary Offer documents (collectively, together with all amendments and supplements thereto, the "OFFER DOCUMENTS"). The Schedule TO shall reflect the existence of this Agreement. Parent, Holtzman and Purchaser shall take all steps necessary to cause the Offer Documents to be disseminated to the holders of the Shares as and to the extent required by applicable federal securities laws. Parent, Holtzman and Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and each of Parent, Holtzman and Purchaser will take all necessary steps to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Schedule TO before it is filed with the SEC. In addition, Parent, Holtzman and Purchaser agree to provide the Company and its counsel in writing any comments or other communications, whether written or oral, that Parent, Holtzman or Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications and to notify the Company and its counsel a reasonable time prior to responding to any such comments.

 1.2. COMPANY ACTIONS.

      (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Board, at a meeting duly called and held, has
(i) determined that the terms of the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and (iii) subject to Section 4.8, resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to Purchaser thereunder and adopt this Agreement. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence, and the Company shall not permit the recommendation of the Company's Board to be modified in any manner adverse to Parent or Purchaser or to be withdrawn by the Company's Board, except as provided in Section 4.8 hereof.

      (b) As promptly as practicable from the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto, the "SCHEDULE 14D-9") which shall contain the recommendation referred to in clause
(iii) of Section  1.2(a)  hereof,  subject to Section

4.8.  The  Company  further  agrees  to take all  steps  necessary  to cause the
Schedule 14D-9 to be disseminated to holders of the Shares as and to the extent required by applicable federal securities laws. The Company, on the one hand, and each of Parent, Holtzman and Purchaser, on the other hand, will promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and the Company will take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Holtzman, Purchaser and their counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Purchaser, Holtzman and their counsel in writing any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications and, subject to the fiduciary obligation of the Board, to consult with Parent, Purchaser, Holtzman and their counsel a reasonable time prior to responding to any such comments.

      (c) In connection with the Offer, the Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and non-objecting beneficial owners of Shares. The Company shall furnish Purchaser with such additional information in the Company's possession or control, including, without limitation, updated listings and computer files of holders of Shares, mailing labels and security position listings, and such other assistance as Parent, Purchaser, Holtzman or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares. Except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated hereby, Parent, Holdco, Holtzman and Purchaser shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession or the possession of its agents or representatives.

 1.3. DIRECTORS OF THE COMPANY.

      (a) Immediately upon the purchase of and payment for Shares by Parent, Purchaser, Holtzman or any of their affiliates pursuant to the Offer following satisfaction of the Minimum Condition, Purchaser shall be entitled to designate such total number of directors, rounded up to the next whole number, on the Board as is equal to the product obtained by multiplying the total number of directors on such Board by the percentage that the number of Shares so purchased and paid for bears to the total number of Shares then outstanding, but in no event less than a majority of the number of directors. In furtherance thereof, the Company and its Board of Directors shall, after the purchase of and payment for Shares by Purchaser or any of its affiliates pursuant to the Offer, upon request of Purchaser, immediately increase the size of its Board of Directors, or at the Company's election secure the resignations of such number of directors or remove such number of directors or any combination of the foregoing, as is necessary to enable Purchaser's designees to be so elected to the Company's Board and shall cause Purchaser's designees to be so elected and shall comply with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in connection therewith. Immediately upon the first purchase of and payment for Shares by Purchaser or any of its affiliates pursuant to the Offer, the Company shall, if requested by Purchaser, also cause directors designated by Purchaser to constitute at least the same percentage (rounded up to the next whole number) of each committee of the Board as is on the Board. Notwithstanding the foregoing, if Shares are purchased pursuant to the Offer, the Company shall use its best efforts to assure that there shall be until the Effective Time (as hereinafter defined) at least two of the members of the Board who are directors on the date hereof and are not employees of the Company (each a "CONTINUING DIRECTOR"). In addition to any indemnification rights pursuant to this Agreement or the Company's Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION") and Bylaws, the Continuing Directors as a group shall be entitled to retain independent legal counsel at Company expense if and to the extent that issues are presented to them that involve a conflict of interest for Company counsel. The Company and its Board of Directors shall promptly take all actions as may be necessary to comply with their obligations under this Section 1.3(a). If at any time prior to the Effective Time there shall be in office only one Continuing Director for any reason, the Board shall be entitled to appoint a person who is not an officer or employee of the Company or any subsidiary designated by the remaining Continuing Director to fill such vacancy (and such person shall be deemed to be a Continuing Director for all purposes of this Agreement), and if at any time prior to the Effective Time no Continuing Directors then remain, the other directors of the Company then in office shall use their best efforts to designate two persons to fill such vacancies who are not officers or employees or affiliates of the Company, its subsidiaries, or Parent, Holtzman, Holdco or Purchaser or any of their respective affiliates (and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement). The Company's obligations under this Section 1.3 shall be subject to (i) Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, (ii) Purchaser providing to the Company on a timely basis all information required to be included in the information statement thereunder with respect to Purchaser's designees and (iii) compliance with any director independence or other qualifications required by applicable law or the non-prosecution agreement dated September 28, 2004 between the United States Attorney's Office for the Eastern District of New York and the Company.

      (b) The  Company  shall  promptly  take all actions  required  pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a), including mailing to stockholders together with the Schedule 14D-9 the information required by such
Section 14(f) and Rule 14f-1 as is necessary to enable Purchaser's designees to be elected to the Board. Parent, Holdco, Holtzman and Purchaser will supply the Company and be solely responsible for any information with respect to them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

      (c) Following the election of Purchaser's designees to the Board pursuant to this Section 1.3 and prior to the Effective Time, (i) any amendment or termination of this Agreement by the Company, (ii) any extension or waiver by the Company of the time for the performance of any of the obligations or other acts of Parent, Holdco, Holtzman or Purchaser under this Agreement, or (iii) any waiver of any conditions in Section 6.1 or 6.3 by the Company or any of the Company's rights hereunder or any other action that could adversely affect in any material respect the rights of the Company's stockholders hereunder shall, in any such case, require the concurrence of a majority of the directors of the Company then in office who neither were designated by Parent, Holdco, Purchaser, Holtzman or any of their affiliates nor are employees of the Company (the "INDEPENDENT DIRECTOR APPROVAL").

 1.4. THE MERGER.

      Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the DGCL. At the Effective Time, upon the terms and subject to the conditions of this Agreement, Purchaser shall be merged with and into the Company in accordance with the DGCL and the separate existence of Purchaser shall thereupon cease and the Company, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned subsidiary of Holdco. It is intended that the Merger shall constitute a taxable purchase of the Shares and Class B Shares by Holdco for federal, state and local tax purposes.

 1.5. THE CLOSING; EFFECTIVE TIME.

      (a) The closing of the Merger (the "CLOSING") shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. local time on a date to be specified by the parties which shall be no later than the third business day after the date that all of the closing conditions set forth in Section 6.1 have been satisfied or waived (if waivable), or, if on such date the closing condition set forth in Sections 6.2 and 6.3 shall not have been satisfied or waived (if waivable), as soon as practicable after all the conditions in Article VI have been satisfied or waived (if waivable), unless another time, date or place is agreed upon in writing by the parties hereto.

      (b) Subject to the provisions of this Agreement, on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger in accordance with Section 252 of the DGCL (the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger shall become effective upon the filing of the Certificate of Merger or at such other time as is agreed by the parties hereto and specified in the Certificate of Merger. The time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME" and the date on which the Effective Time occurs is herein referred to as the "CLOSING Date."

 1.6. CONVERSION OF SECURITIES.

      At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Holdco, Purchaser, the Company, Holtzman or the holders of any securities of Purchaser or the Company:

      (a) Each Share or Class B Share that is owned by Parent, Holdco, Holtzman or Purchaser or any wholly owned subsidiary of Parent or Holtzman, or that is owned by the Company as treasury stock, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

      (b) Each issued and outstanding (i) Share (other than Shares to be cancelled in accordance with Section 1.6(a) hereof and Dissenting Shares (as defined in Section 1.9 below)) shall automatically be converted into the right to receive the Offer Price in cash (the "MERGER CONSIDERATION"), and (ii) Class B Share (other than Class B Shares to be cancelled in accordance with Section 1.6(a) hereof and Dissenting Shares (as defined in Section 1.9 below)) shall automatically be converted into the right to receive the product of (x) 35.42083833 and (y) the Offer Price (such product, the "CLASS B MERGER CONSIDERATION"), in each case in cash payable, without interest, to the holder of such Share or such Class B Share, as applicable, upon surrender, in the manner provided in Section 1.7 hereof, of the certificate that formerly evidenced such Share or Class B Share. All such Shares and Class B Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares or Class B Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration or the Class B Merger Consideration, as applicable, therefor upon the surrender of such certificate in accordance with Section 1.7 hereof.

      (c) Each issued and outstanding share of common stock of Purchaser shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

 1.7. TENDER OF AND PAYMENT FOR CERTIFICATES.

      (a) PAYING AGENT. Prior to the Effective Time, Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of the Shares and the Class B Shares (other than Shares held by Parent, Holdco, Purchaser, the Company, Holtzman and any of their respective subsidiaries and Dissenting Shares) in connection with the Merger (the "PAYING AGENT") to receive in trust, the aggregate Merger Consideration to which holders of Shares and Class B Shares shall become entitled pursuant to Section 1.6(b) hereof. Purchaser shall, and Parent and Holtzman shall cause Purchaser to, transfer and deposit such aggregate Merger Consideration with or for the account of the Paying Agent, for the benefit of the holders of shares of Company Common Stock (other than shares to be cancelled pursuant to Section 1.6(a)) immediately prior to the Effective Time. Such aggregate Merger Consideration shall be invested by the Paying Agent as directed by Holdco.

      (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent, Holtzman and the Surviving Corporation shall cause to be mailed to each holder of record, as of the Effective Time, of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares or Class B Shares (the "CERTIFICATES"), whose Shares or Class B Shares were converted pursuant to Section 1.6(b) hereof into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, properly completed and duly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share, or the Class B Merger Consideration for each Class B Share, formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid all transfer and other Taxes required by reason of the issuance to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration for each Share, or the Class B Merger Consideration for each Class B Share, in cash as contemplated by
Section 1.6(b) hereof.

      (c) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN THE SHARES. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares or Class B Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares or Class B Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares or Class B Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

      (d) TERMINATION OF FUND; NO LIABILITY. At any time following the six-month anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent, and holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent nor any party hereto shall be liable to any holder of a Certificate for Merger
Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (e) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate(s) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against any party hereto or the Surviving Corporation with respect to such Certificate(s), the Paying Agent will disburse the Merger Consideration pursuant to Section 1.6(b) payable in respect of the Shares or Class B Shares represented by such lost, stolen or destroyed Certificate(s).

      (f) WITHHOLDING TAXES. Parent, Holdco, Holtzman and Purchaser shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the Offer Price or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger, or from the Class B Merger Consideration payable to a holder of Class B Shares pursuant to the Merger, any such amounts as are required under the Internal Revenue Code of 1986, as amended (the "CODE"), or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent, Holdco, Holtzman or Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Class B Shares, as applicable, in respect of which such deduction and withholding was made by Parent, Holdco or Purchaser.

 1.8. OPTIONS.

      (a) With respect to all outstanding options to purchase Shares ("COMPANY OPTIONS") granted under the Company's 1996 Long-Term Incentive Plan and the Company's 1997 Long-Term Incentive Plan (collectively, the "COMPANY LTIP PLANS"), all Restricted Stock Awards (as defined in any Company LTIP Plan) issued under the Company LTIP Plans and all outstanding Company Options granted under the Employment Agreement dated October 31, 2005 between the Company and Robert L. Baumgardner (the "EMPLOYMENT AGREEMENT"), the Company shall comply with its payment obligations, if any, under each Company LTIP Plan and the Employment Agreement with respect to any "Change in Control" (as defined in such Company LTIP Plan or the Employment Agreement, as applicable) occurring as a result of the Offer, the Company Stockholder Approval or any of the other transactions contemplated hereby or by the other Transaction Documents.

      (b) With respect to all Company Options granted under the Company's 1998 Non-Employee Directors Stock Option Plan, as amended (the "NON-EMPLOYEE DIRECTORS PLAN" and, together with the Company's 1996 Long-Term Incentive Plan and the Company's 1997 Long-Term Incentive Plan, the "COMPANY OPTION PLANS"), at the Effective Time, subject to the terms and conditions set forth below in this
Section 1.8(b), each holder of a Company Option granted under the Non-Employee Directors Plan (the "NON-EMPLOYEE DIRECTOR OPTIONS") will be entitled to receive from the Company, and shall receive, promptly following the Effective Time, in settlement of each Non-Employee Director Option a Cash Amount. The "CASH AMOUNT" shall be equal to the net amount of (A) the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of such Non-Employee Director Option at the Effective Time, multiplied by (ii) the number of shares subject to such Non-Employee Director Option, less (B) any applicable withholdings for Taxes. If the exercise price per share of any Non-Employee Director Option equals or exceeds the Merger Consideration, the Cash Amount therefor shall be zero. Notwithstanding the foregoing, with respect to any person subject to Section 16(a) of the Exchange Act, any Cash Amount to be paid to such person in accordance with this Section 1.8(b) shall be paid as soon as practicable after the payment can be made without liability to such person under Section 16(b) of the Exchange Act.

      (c) The Company shall use commercially reasonable efforts to ensure that, as of and after the Effective Time, except as provided in this Section 1.8, (i) all rights under any Company Option and any provision of the Company Option Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be cancelled and (ii) no person shall have any right under the Company Option Plans or any other plan, program or arrangement with respect to securities of the Company, the Surviving Corporation or any subsidiary thereof.

      (d) At or before the Effective Time, the Company shall use commercially reasonable efforts to cause to be effected any necessary amendments to the Company Option Plans and any other resolutions, consents or notices, in such form reasonably acceptable to Purchaser, required under the Company Option Plans or any Company Options to give effect to the foregoing provisions of this Section 1.8.

 1.9. DISSENTING SHARES.

      Notwithstanding any provision of this Agreement to the contrary, each outstanding Share or Class B Share, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such Shares or Class B Shares in accordance with the DGCL and, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Merger Consideration into which Shares are converted, or the Class B Merger Consideration into which Class B Shares are converted, pursuant to Section 1.6(b) hereof, but the holder thereof shall be entitled only to such rights as are granted by the DGCL. Notwithstanding the immediately preceding sentence, if any holder of Shares or Class B Shares who demands dissenters' rights with respect to its Shares or Class B Shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) its dissenters' rights, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares or Class B Shares will automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6(b) hereof, without interest thereon, upon surrender of the certificate or certificates formerly representing such Shares or Class B Shares. After the Effective Time, Purchaser shall cause the Company to make all payments to holders of Shares or Class B Shares with respect to such demands in accordance with the DGCL. The Company shall give Purchaser (i) prompt written notice of any notice of intent to demand fair value for any Shares or Class B Shares, withdrawals of such notices, and any other instruments served pursuant to the DGCL and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value for Shares or Class B Shares under the DGCL. The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for fair value for Shares or Class B Shares or offer to settle or settle any such demands.

 1.10. CERTIFICATE OF INCORPORATION AND BYLAWS.

       Subject to Section 5.4 hereof, at and after the Effective Time until the same have been duly amended, (i) the Certificate of Incorporation of the Surviving Corporation shall be identical to the Certificate of Incorporation of Purchaser in effect at the Effective Time and (ii) the Bylaws of the Surviving Corporation shall be identical to the Bylaws of Purchaser in effect at the Effective Time.

 1.11. DIRECTORS AND OFFICERS.

       At and after the Effective Time, the directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation, except as the Purchaser shall otherwise provide in writing, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of

Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

 1.12. OTHER EFFECTS OF MERGER.

       The Merger shall have all further effects as specified in the applicable provisions of the DGCL.

 1.13. ADDITIONAL ACTIONS.

       If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Purchaser or the Company or otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Purchaser or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Purchaser or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The following representations and warranties by the Company to Parent, Purchaser, Holtzman and Holdco are qualified by the Company Disclosure Schedule which sets forth certain disclosures concerning the Company, its subsidiaries and its business (the "COMPANY DISCLOSURE SCHEDULE"). The Company hereby represents and warrants to Parent, Holdco, Holtzman and Purchaser as follows:

 2.1.    DUE INCORPORATION AND GOOD STANDING.

       Each of the Company and each of its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. For purposes of this Agreement, the term "COMPANY MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or the ability for the Company to timely perform its obligations under this Agreement and the other Transaction Documents and to consummate the Merger and the other transactions contemplated hereby and thereby, except in each case for any such effects resulting from, arising out of, or relating to the taking of any action or incurring of any expense in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

 2.2.  CAPITALIZATION.

       (a) The authorized capital stock of the Company consists of (i) 60,000,000 shares of Common Stock, (ii) 26,026 shares of Class B Common Stock, par value $1.00 per share (the "CLASS B STOCK"), and (iii) 2,000,000 shares of preferred stock, par value $.001 per share (the "PREFERRED STOCK" and together with the Common Stock and the Class B Stock, the "COMPANY CAPITAL STOCK"). As of the close of business on February 1, 2006, (A) 16,763,215 shares of Common Stock were issued and outstanding, (B) 142 shares of Class B Stock were issued and outstanding, (C) no shares of Preferred Stock were issued and outstanding (other than shares of Series A Junior Participating Preferred Stock that are reserved in accordance with the Rights Agreement) and (D) 3,098,106 shares of Common Stock were reserved for issuance pursuant to the Company's Option Plans. All of the outstanding shares of Company Capital Stock are, and all shares of Company Capital Stock which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. None of the outstanding securities of the Company has been issued in violation of any federal or state securities laws.

       (b) Except as set forth above, as of the date hereof, (i) the Company directly or indirectly owns all of the capital stock of its subsidiaries, (ii) there are no existing options, warrants, puts, calls, preemptive or similar rights, bonds, debentures, notes or other indebtedness having general voting rights or debt convertible into securities having such rights ("VOTING DEBT") or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or its subsidiaries obligating the Company or its subsidiaries to issue, transfer or sell or cause to be issued, transferred, sold or repurchased any options or shares of capital stock or Voting Debt of, or other equity interest in, the Company or its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Capital Stock, or other capital stock of the Company or its subsidiaries to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

       (c) There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the Company Capital Stock.

       (d) Following the Effective Time, no holder of Company Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Company Options.

       (e) SECTION 2.2(E) of the Company Disclosure Schedule lists all Company Options outstanding as of the date hereof, the name of the holder of each
Company Option , the date of grant and the exercise price of such Company Option, the number of shares of Common Stock as to which such Company Option has vested, the vesting schedule for such Company Option, a summary of any acceleration provisions or milestones, and whether the exercisability of such Company Option will be accelerated in any way by the transactions contemplated under this Agreement or the other Transaction Documents, and indicates the extent of acceleration, if any.

       (f) Prior to the execution and delivery of this Agreement, each holder of a Non-Employee Director Option has executed and delivered to the Company a written acknowledgement that no payment other than the Cash Amount in accordance with Section 1.8(b) will be due to such holder on account of any Non-Employee Director Option following the Effective Time, and all of such holder's rights under such Non-Employee Director Options shall terminate upon receipt of the Cash Amount in accordance with Section 1.8(b) following the Effective Time. No other consent or approval from the holder of any Company Option is required to effectuate the terms of this Agreement or the other Transaction Documents.

       (g) The Company has furnished to Purchaser accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of the Company and each of its subsidiaries, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

 2.3.    SUBSIDIARIES

       SECTION 2.3 of the Company Disclosure Schedule contains a list of all subsidiaries. Each subsidiary is wholly owned by the Company. All of the capital stock and other interests of the subsidiaries so held are owned by the Company free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto, other than under the Security Documents. "SECURITY DOCUMENTS" means (1) the Original Bridge Loan Agreement and (2) the Company's Second Amended and Restated Revolving Credit and Gold Consignment Agreement, dated as of July 29, 2003 among the Company, LaSalle Bank National Association, as administrative agent for the banks from time to time party thereto, LaSalle Bank National Association, as Collateral Agent for the lenders party thereto and the other agents and parties from time to time party thereto as the same may be amended from time to time (the "SENIOR CREDIT AGREEMENT"), in each case as amended and together with all security and ancillary documents related thereto. All of the outstanding shares of capital stock in each of the subsidiaries held by the Company are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights and in compliance with applicable Laws. No equity securities or other interests of any of the subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any subsidiary, and there are no contracts, commitments, understandings or arrangements by which any subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

 2.4. AUTHORIZATION; BINDING AGREEMENT.

       The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, but not limited to, the Offer and the Merger, have been duly and validly authorized and approved by the Board, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby and thereby (other than the requisite approval of the Merger by the stockholders of the Company in accordance with the DGCL). The Company has delivered to Purchaser a copy of duly adopted resolutions of the Board approving the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and, in each case, the transactions contemplated thereby, certified by the Secretary of the Company. This Agreement and the other Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and by principles of equity regarding the availability of remedies ("ENFORCEABILITY EXCEPTIONS"). The Board has approved this Agreement, the Offer and the Merger.

 2.5. GOVERNMENTAL APPROVALS.

       No consent, approval, waiver or authorization of, notice to or declaration or filing with ("CONSENT"), any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self regulatory organization ("GOVERNMENTAL AUTHORITY") on the part of the Company or its subsidiaries is required in connection with the execution or delivery by the Company of this Agreement, the other Transaction Documents, the Offer, the Merger or the consummation by the Company of the other transactions contemplated hereby and thereby other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL,
(ii) filings with the SEC and state securities laws administrators, (iii) such filings as may be required in any jurisdiction where the Company is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, and (iv) those Consents that, if they were not obtained or made, would not have a Company Material Adverse Effect.

 2.6.  NO VIOLATIONS; NO RESTRICTIONS.

       (a) The execution and delivery of this Agreement, the other Transaction Documents, the Merger, the consummation of the other transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of the Company or any of its subsidiaries, (ii) require any Consent under or result in a material violation or material breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any agreement or other instrument to which the Company is a party or by which the Company or its properties or assets may be bound, (iii) result in the creation or imposition of any liens, charges, security interests, options, claims, mortgages, pledges, assessments, charges, adverse claims, rights of others or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrances or restrictions of any nature whatsoever, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or refrain from giving any of the foregoing ("ENCUMBRANCES") of any kind upon any of the assets of the Company or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5 hereof, contravene any applicable provision of any statute, law, rule or regulation or any legally binding order, decision, injunction, judgment, award or decree ("LAW" or "LAWS") to which the Company or any of its assets or properties is subject; except in the case of (ii), (iii) and (iv) to the extent that such violation, breach, default or right would not have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents.

       (b) There is no judgment, injunction, order or decree binding upon the Company or its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of the Company or its subsidiaries, or the conduct of business by the Company or its subsidiaries as currently conducted.

 2.7.  APPLICATION OF TAKEOVER PROTECTIONS.

       The Company and its rights agent have, as of the date of this Agreement, executed an amendment to the Rights Agreement in the form attached hereto as
Schedule 2.7(a) and such amendment has not been amended or otherwise modified since the date thereof. Other than the Rights Agreement, the Company has not adopted a stockholder rights plan or similar arrangement that is in effect relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board have taken all necessary action to render inapplicable Section 203 of the DGCL and any other control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or the laws of Delaware which is or could become applicable to the Company, Parent, Purchaser, Holtzman or Holdco as a result of the transactions contemplated by this Agreement.

 2.8.  SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

       (a) The Company has filed all forms, reports, schedules, statements and other documents required to be filed by the Company with the SEC since February 1, 2004 under the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT") and has made available to Holdco such forms, reports and documents not available on the EDGAR system in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 ("SOX"), and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for Exhibit 17.1 to the Company's Form 8-K dated December 6, 2005 and all quotations or repetitions of the allegations set forth in such exhibit in any other Company SEC Reports.

      (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports as amended to date (the "COMPANY FINANCIALS"), including each Company SEC Report filed after the date hereof until the Closing, (i) complied in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal year-end audit adjustments. The balance sheet of the Company as of October 31, 2005 contained in the Company SEC Reports (the "BALANCE SHEET DATE") as filed with the SEC before the date hereof is hereinafter referred to as the "COMPANY BALANCE SHEET."

      (c) The Company is in compliance with any and all applicable requirements of SOX that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Company Material Adverse Effect.

 2.9.  ABSENCE OF CERTAIN CHANGES.

       From the Balance Sheet Date to the date hereof, the Company and its subsidiaries have not:

       (a)  suffered any Extremely Detrimental Effect;

       (b) permitted or allowed any of their properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrances, except for liens for current Taxes not yet due or Encumbrances the incurrence of which would not have an Extremely Detrimental Effect;

       (c) cancelled any debts or waived any claims or rights of value in excess of $250,000 owed to them;

       (d) sold, transferred, or otherwise disposed of any of their assets, individually or in the aggregate, in excess of $100,000, except in the ordinary course of business, consistent with past practice;

       (e) other than capital expenditures in accordance with the Company's capital expenditure budget for the 2005 fiscal year, a copy of which is attached as SECTION 2.9(C) of the Company Disclosure Schedule (the "CAPEX Budget"), made any capital expenditure or acquired any property, plant and equipment for a cost in excess of $100,000, or $1,000,000 in the aggregate;

       (f) made any material change in severance policy or practices which have not been publicly disclosed in the Company SEC Reports;

       (g) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of their respective capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, other than dividends and distributions to the Company or one if its wholly-owned subsidiaries;

       (h) granted, issued, accelerated, paid, accrued or agreed to pay or make any accrual or arrangement for payments or benefits pursuant to any Company employee plans, except in accordance with the terms of the respective Company employee plans, or adopted any Company employee plan, or amended any Company employee plan in any material respect, in each case except in the ordinary course of business consistent with past practice or as required by applicable law or the terms of any agreement in effect as of the date of this Agreement; or

       (i) authorized or agreed, whether in writing or otherwise, to take any action described in this Section 2.9.

       For purposes of this Agreement, an "EXTREMELY DETRIMENTAL EFFECT" shall mean any event, circumstance or fact which, individually or in the aggregate, is or could reasonably be expected to be significantly more adverse on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, than any event, circumstance or fact constituting a Company Material Adverse Effect.

 2.10.  ABSENCE OF UNDISCLOSED LIABILITIES

        As of the date hereof, except (a) as disclosed in the Company Balance Sheet, (b) as disclosed in SECTION 2.10 of the Company Disclosure Schedule, or
(c) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, neither the Company nor its subsidiaries have incurred any material liabilities or obligations of any nature, required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company or in the notes thereto that would create a Company Material Adverse Effect.

 2.11. COMPLIANCE WITH LAWS.

       (a) Neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its subsidiaries, and neither the Company nor any of its subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. From October 28, 2005 through the date hereof, (i) the Common Stock has been traded on the pink sheets, (ii) trading in the Common Stock has not been suspended by the SEC and (iii) the Company has received no communication, written or oral, from the SEC regarding the suspension or delisting of the Common Stock from the pink sheets.

       (b) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, in the course of its actions for, or on behalf of, the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

 2.12. PERMITS.

       The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, as presently operated (collectively, "COMPANY PERMITS"), except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Company Material Adverse Effect. Since February 1, 2003, neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

 2.13. LITIGATION.

       There is no action, suit, proceeding, inquiry or investigation ("LITIGATION") before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries or any of the Company's or its subsidiaries' officers or directors that, in either case, reasonably can be expected to result in damages to the Company or any of its subsidiaries in excess of $100,000 and are not covered by the Company's existing insurance policies or otherwise seeking declarative or injunctive relief. SECTION 2.13 of the Company Disclosure Schedule sets forth summary descriptions of any such litigation. As of the date hereof, there is no judgment, decree or order against the Company or its subsidiaries or, to the knowledge of the Company, any of its directors or officers (in their capacities as such), that would enjoin or materially delay any of the transactions contemplated by this Agreement or the other Transaction Documents.

 2.14.   INDEBTEDNESS AND OTHER CONTRACTS.

       (a) Neither the  Company nor any of its  subsidiaries  on the date hereof
(i) has any outstanding Indebtedness (as defined below), in excess of $250,000 individually or in the aggregate, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Company Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Company
Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Company
Material Adverse Effect. SECTION 2.14 of the Company Disclosure Schedule provides a detailed description of the material terms of any such outstanding Indebtedness.

       (b) For purposes of this Agreement: (i) "INDEBTEDNESS" of any person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any person, even though the person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (ii) "CONTINGENT OBLIGATION" means, as to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any indebtedness, lease, dividend or other obligation of another person if the primary purpose or intent of the person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. For the avoidance of doubt, the term "Indebtedness" under this Agreement shall not be deemed to include any amounts owed not relating to Indebtedness for borrowed money, under the Company's merchandising consignment agreements entered into in the ordinary course of business.

 2.15. INTELLECTUAL PROPERTY.

       (a) The Company and its subsidiaries own or possess adequate rights or licenses to use (i) patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (ii) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal and common-
law equivalents of any of the foregoing; (iii) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (iv) industrial design rights, and all registrations and applications therefor; (v) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (vi) rights in domain names and domain name reservations; (vii) rights in trade secrets, proprietary information and know-how (collectively, "INTELLECTUAL PROPERTY RIGHTS"), collectively with all licenses and other agreements providing the Company or its subsidiaries the Intellectual Property Rights material to the operation of their businesses as now conducted and as described in the Company SEC Reports.

       (b) None of the Company or any of its subsidiaries has knowledge that any of them has infringed in any material respect on any of the Intellectual Property Rights of any person and none of the Company or any of its subsidiaries is infringing on any of the Intellectual Property Rights of any person in any material respect. There is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation that is pending, or to the Company's knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights in any material respect. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any third party, and the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company in any material respect of, any rights of a third party with respect to any Intellectual Property Rights. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

       (c) This Section 2.15 relates only to Intellectual Property Rights in the United States of America and not in any foreign jurisdiction.

 2.16. EMPLOYEE MATTERS.

       (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.

       (b) As of the date hereof, no executive officer of the Company (as defined in Rule 501(f) of the Exchange Act) has given notice to the Company that such person intends to leave the Company or otherwise terminate such person's employment for any reason prior to the Effective Time.

       (c) The Company and its Subsidiaries are in compliance with all applicable Laws respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

       (e) No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.

 2.17. TAXES AND RETURNS.

       (a) The Company and each of its subsidiaries (i) has made or filed all foreign, federal and state income and all other Tax Returns required by any jurisdiction to which it is subject, (ii) has paid all Taxes that are material in amount, shown or determined to be due on such Tax Returns, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No liens have been filed by or against the Company or any of its subsidiaries with respect to any Taxes (other than liens for Taxes not yet due and payable). Neither the Company nor it subsidiaries has received notice of assessment or proposed assessment of any material Taxes claimed to be owed by it or any other person on its behalf. Neither the Company nor its subsidiaries is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect, other than such tax sharing agreements between the Company and its subsidiaries. Each of the Company and its subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of Taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. The Company is not a United States Real Property Holding Corporation within the meaning of Section 897 (c)(2) of the Code.

       (b) For purposes of this Agreement, the term "TAX" or "TAXES" shall mean any tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Authority (including, but not limited to, any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax) together with any interest, addition or penalty imposed thereon. The term "TAX RETURN" shall mean a report, return or other information statement (including any attached schedules or any amendments to such report, return or other information statement) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

 2.18. FINDERS AND INVESTMENT BANKERS.

       Neither the Company nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. SECTION 2.18 of the Company Disclosure Schedule sets forth the estimated amount of any brokerage fees, commissions or finders' fees payable in connection with the transactions contemplated hereby.

 2.19. FAIRNESS OPINION.

       The Company has received from Duff & Phelps, LLC, its financial advisor, a written opinion addressed to it for inclusion in the Schedule 14D-9 and the Proxy Statement to the effect that the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders (other than Parent, Holdco, Purchaser, Holtzman or their respective affiliates) from a financial point of view.

 2.20. INSURANCE.

       The Company and its subsidiaries maintain insurance policies in such amounts as management of the Company believes to be prudent and customary for the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect.

 2.21. VOTE REQUIRED.

       (a) The affirmative vote of the holders (including Purchaser following its acceptance of Shares for payment under the Offer) of a majority of the outstanding voting power of the outstanding Shares and Class B Shares, voting together as a single class (the "COMPANY STOCKHOLDER APPROVAL"), if necessary to approve the Merger, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

       (b) Other than any actions described in Section 2.21(a), the Company has taken all actions necessary under the DGCL to approve the Offer, the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents.

 2.22. TITLE TO PROPERTIES.

       The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries. Any real property and facilities held under lease by the Company and any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

 2.23. ENVIRONMENTAL MATTERS.

       The Company and its subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

 2.24. SCHEDULE 14D-9; OFFER DOCUMENTS; AND PROXY STATEMENT.

       Neither the Schedule 14D-9 nor any information supplied by the Company for inclusion in the Offer Documents will, at the respective times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC and first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement, if filed, will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company and on the date of the Special Meeting, if there is one, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the Special Meeting or the solicitation of proxies for the meeting which shall have become false or misleading in any material respect. The Schedule 14D-9 and the Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent, Holdco, Holtzman or Purchaser which is contained in any of the foregoing documents.

 2.25. TRANSACTIONS WITH AFFILIATES.

       None of the officers or directors of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for ordinary course services as employees, officers or directors or pursuant to existing employment agreements or benefit plans or arrangements executed or in effect as of the date hereof), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer or director has a substantial interest or is an officer, director, trustee or partner.

 2.26. DISCLOSURE.

       All disclosure included in this Agreement and the Company Disclosure Schedule provided to Parent, Holdco, Holtzman and Purchaser regarding the Company, its business and the transactions contemplated hereby, taken as a whole, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF PARENT, HOLTZMAN, HOLDCO AND PURCHASER

       Parent, Holdco, Holtzman and Purchaser hereby jointly and severally (except in the case of representations and warranties which are specifically made as to Parent or Holtzman, which are made severally and not jointly by Parent or Holtzman, as applicable; provided that Parent agrees to be jointly and severally responsible for any breach of any such representations and warranties on the part of Holtzman in accordance with Section 8.5(b) hereof) represent and warrant to the Company as follows:

 3.1.  DUE INCORPORATION AND GOOD STANDING.

       Each of Holdco and Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Holdco and Purchaser have heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and Bylaws, as currently in effect, of Holdco and Purchaser.

       Each of Parent and Holtzman is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

 3.2.  AUTHORIZATION; BINDING AGREEMENT.

       Holdco and Purchaser have all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are parties and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which they are parties and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, the Offer and the Merger, have been duly and validly authorized by the respective Boards of Directors of Holdco and Purchaser, as appropriate, and no other corporate proceedings on the part of Holdco or Purchaser are necessary to authorize the execution and delivery of this Agreement and the other Transaction Documents to which they are parties or to consummate the transactions contemplated hereby and thereby. Holdco, as the sole stockholder of Purchaser, has approved this Agreement and the Merger. Holdco and Purchaser have duly and validly executed and delivered this Agreement and the other Transaction Documents to which they are parties. This Agreement and the other Transaction Documents to which Holdco and Purchaser are parties have been duly and validly executed and delivered by each of Holdco and Purchaser and constitute the legal, valid and binding agreements of Holdco and Purchaser, enforceable against each of Holdco and Purchaser in accordance with their terms, subject to the Enforceability Exceptions.

       Each of Parent and Holtzman has all requisite limited partnership power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, the Offer and the Merger, have been duly and validly authorized by the general partner of each of Parent and Holtzman, and no other limited partnership or other proceedings on the part of Parent or Holtzman, as applicable, are necessary to authorize the execution and delivery of this Agreement and the other Transaction Documents or to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by each of Parent and Holtzman and constitute the legal, valid and binding agreements of Parent and Holtzman, enforceable against Parent and Holtzman in accordance with their terms, subject to the Enforceability Exceptions.

 3.3.  GOVERNMENTAL APPROVALS.

       No Consent from or with any Governmental Authority on the part of Parent, Holdco, Holtzman or Purchaser is required in connection with the execution or delivery by Parent, Holdco, Holtzman or Purchaser of this Agreement or the other Transaction Documents or the consummation by Parent, Holdco, Holtzman or Purchaser of the transactions contemplated hereby or thereby other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (ii) filings with the SEC, state securities laws administrators and the National Association of Securities Dealers, Inc. (the "NASD"), and (iii) those Consents that, if they were not obtained or made, would not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or the results of operations of Parent, Holdco, Holtzman and Purchaser and their respective subsidiaries taken as a whole, a material adverse effect on or the ability of any of Parent, Holdco, Holtzman or Purchaser to timely perform its obligations under this Agreement and the other Transaction Documents and to consummate the Offer, the Merger and the other transactions contemplated hereby and thereby ("PURCHASER MATERIAL ADVERSE EFFECT").

 3.4.   NO VIOLATIONS.

       The execution and delivery of this Agreement, the other Transaction Documents, the Offer, the Merger, the consummation of the other transactions contemplated hereby and thereby and compliance by Parent, Holdco, Holtzman and Purchaser with any of the provisions hereof and thereof, will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, Bylaws, partnership agreement or other governing instruments of Parent, Holdco,

Holtzman or Purchaser, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a  default  (or  give  rise to any  right  of  termination,  cancellation, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any agreement or other instrument to which Parent, Holdco, Holtzman or Purchaser is a party or by which any of them or their properties or assets may be bound (the "PARENT CONTRACTS") or (iii) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, contravene any Law to which Parent, Holdco, Holtzman or Purchaser or any of their respective assets or properties are subject (taking into account the actions of all such parties prior to the execution of this Agreement), except, in the case of clauses (ii) and (iii) above, for any deviations from the foregoing which would not reasonably be expected to have a Purchaser Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents. As of the date hereof, there is no judgment, decree or order against Parent, Holtzman, Holdco, Purchaser or any of their subsidiaries or, to the knowledge of Parent, Holdco, Holtzman and Purchaser, any of their directors or officers (in their capacities as such), that would enjoin or materially delay any of the transactions contemplated by this Agreement or the other Transaction Documents.

 3.5.  FINDERS AND INVESTMENT BANKERS.

       None of Parent, Holdco, Holtzman or Purchaser nor any of their respective officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders, fees in connection with the transactions contemplated hereby.

 3.6.  DISCLOSURES.

       Neither the Schedule TO nor any information supplied by Parent, Holdco, Holtzman or Purchaser for inclusion in the Schedule 14D-9 will, at the respective times the Schedule TO, the Schedule 14D-9, or any amendments or supplements thereto, are filed with the SEC and first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. If a Proxy Statement is filed or mailed to stockholders of the Company, the information supplied by Parent, Holdco, Holtzman or Purchaser for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company and on the date of the Special Meeting, if there is one, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the Special Meeting or the solicitation of proxies for the meeting which shall have become false or misleading in any material respect. The Schedule TO will, when filed by Purchaser with the SEC, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent, Holdco, Holtzman and Purchaser make no representation or warranty with respect to any information supplied by or on behalf of the Company which is contained in any of the Offer Documents, the Proxy Statement or any amendment or supplement thereto.

 3.7.  FINANCING COMMITMENTS.

       Parent has sufficient cash on hand to satisfy the obligations of Purchaser, Parent, Holtzman and Holdco hereunder, and shall (on its own or together with Holtzman) make such funds available (i) to Holdco and Purchaser, at or prior to the First Acceptance Time, to pay for all shares that Purchaser becomes obligated to purchase pursuant to the Offer, (ii) to Holdco and Purchaser at the Effective Time, to pay the aggregate Merger Consideration and Class B Merger Consideration pursuant to the Merger and (iii) as and when needed, to pay all obligations, fees and expenses related to the transactions contemplated by this Agreement and the other Transaction Documents.

 3.8.  NO PRIOR ACTIVITIES.

       Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the other Transaction Documents, the Offer, the Merger and the other transactions contemplated hereby and thereby, neither Holdco nor Purchaser has incurred any obligations or liabilities, or has engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity. The authorized capital stock of Holdco consists of 1,000 shares of common stock, par value $0.01 per share. As of the date of this Agreement, 100 shares of Holdco common stock are outstanding, all of which were validly issued, are fully paid and nonassessable and 75% of which are owned by Parent and 25% of which are owned by Holtzman. As of the date of this Agreement, 10 shares of Purchaser common stock are outstanding, all of which were validly issued, are fully paid and nonassessable and are owned by Holdco.

 3.9. Ownership of Shares.

       As of the date hereof, Parent, Holdco, Purchaser, Holtzman and their respective affiliates own and have the power to vote the number of Shares set forth on SCHEDULE 3.9.

 3.10. Disclosure.

       All disclosure included in this Agreement and the Disclosure Schedule of Parent, Holdco, Holtzman and Purchaser provided to the Company regarding Parent, Holdco, Holtzman and Purchaser, their businesses and the transactions contemplated hereby, taken as a whole, furnished by or on behalf of Parent, Holdco, Holtzman and Purchaser is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                       ADDITIONAL COVENANTS OF THE COMPANY

 4.1.  CONDUCT OF BUSINESS OF THE COMPANY.

       (a) Unless Purchaser shall otherwise agree in writing and except as expressly contemplated by this Agreement or the other Transaction Documents or as set forth in SECTION 4.1 of the Company Disclosure Schedule (the inclusion of any item having been consented to by Purchaser), during the period from the date of this Agreement to the Effective Time, (i) the Company and its subsidiaries shall conduct their business in the ordinary course and consistent with past practice, after taking into account the Company's financial position as of the date hereof, and (ii) the Company shall use its commercially reasonable efforts to preserve intact its business organization, to keep available the services of its and its subsidiaries' officers and employees, and to maintain satisfactory relationships with all persons with whom it and its subsidiaries do business; PROVIDED, HOWEVER, that Parent, Holdco, Holtzman and Purchaser acknowledge that the continued availability of such employees and relationships with venders may be adversely affected by (A) the risk factors identified in the Company SEC Reports and (B) the announcement and pendency of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

       (b) Without limiting the generality of the foregoing clause (a) and except as expressly contemplated by this Agreement or the other Transaction Documents or as set forth in SECTION 4.1 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries will, without the prior written consent of Purchaser:

            (A) amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

            (B) except pursuant to rights under the Company Options, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, its capital stock or other securities or any Voting Debt including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class, except for the issuance of Shares pursuant to the exercise of stock options outstanding on the date of this Agreement in accordance with their present terms;

            (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities and other than dividends and distributions to the Company or one of its wholly-owned subsidiaries;

            (D) (a) create, incur, assume, forgive or make any changes to the terms or collateral of any debt, receivables or employee or officer loans or advances, except in the ordinary course of business or incurrences that constitute refinancing of existing obligations on terms that are no less favorable to the Company or its subsidiaries than the existing terms or ordinary course borrowings under the Senior Credit Agreement; (b) except in the ordinary course of business, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) except in the ordinary course of business, make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than to a subsidiary or in connection with customary travel, relocation or business advances to employees), except for capital expenditures that do not exceed $1,000,000 in the aggregate more than the aggregate amount provided in the 2005 Capex Budget; (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice; or (f) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, pledge, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties (real, personal or mixed) material to the Company and its subsidiaries other than to secure debt permitted under subclause (a) of this clause (D);

            (E) hire any executive officer of the Company or increase in any manner the wages, salaries, bonus, compensation or other benefits of any of its officers (i.e., elected officers, senior vice presidents and regional vice presidents) or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, termination, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or other arrangement with, for or in respect of, any stockholder, officer (i.e., elected officers, senior vice presidents and regional vice presidents), director, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement or in the ordinary course of business consistent with past practice with employees (other than officers) of the Company or any of its subsidiaries or enter into or engage in any agreement, arrangement or transaction with any of its directors, officers, employees or affiliates except current compensation and benefits in the ordinary course of business, consistent with past practice;

            (F) settle or compromise any litigation, proceeding, action or claim that could reasonably be expected to result in payments (to the extent not covered by insurance) that exceed $250,000 in the aggregate;

            (G) enter into or commit to enter into any material transaction or material monetary commitment or enter into, amend, modify or terminate any material agreement (including real estate leases that are material in the aggregate);

            (H)  adopt  or  amend  any   resolution   or  agreement   concerning
indemnification of its directors, officers, employees or agents;

            (I) establish any subsidiary or enter into any new line of business;

            (J) enter into any lease, contract or agreement pursuant to which the Company or any of its subsidiaries is obligated to pay or incur obligations of more than $250,000 per year, other than the purchase of inventory, and entering into leases, in the ordinary course of business consistent with past practice; or

            (K) authorize any of, or agree to commit to do any of, the foregoing actions.

       (c) The Company shall use its commercially reasonable efforts to (i) comply in all material respects with all Laws applicable to it or any of its properties, assets or business, (ii) maintain in full force and effect all the Company Permits necessary for, or otherwise material to, such business and (iii) make in a timely manner any material filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder.

 4.2.  NOTIFICATION OF CERTAIN MATTERS.

       The Company shall give prompt notice to Purchaser if any of the following occur after the date of this Agreement: (i) there has been a material failure of the Company or any of its representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them hereunder; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents, provided that such Consent would have been required to have been disclosed in this Agreement; (iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD or any securities exchange) in connection with the transactions contemplated by this Agreement or the other Transaction Documents; (iv) the occurrence of an event which would reasonably be expected to have a Company Material Adverse Effect or that would otherwise reasonably be expected to cause a condition in Article VI or ANNEX A not to be satisfied; or (v) the commencement or threat of any Litigation involving or affecting the Company or any of its subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Offer or the Merger. No such notice to Purchaser shall have any effect on the determination of whether or not any of the conditions to Closing or to the consummation of the Offer have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

 4.3.  ACCESS AND INFORMATION.

       (a) Between the date of this Agreement and the Effective Time, the Company will give, and shall direct its accountants and legal counsel to give, Purchaser and its respective authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company and its subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Purchaser with (i) such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Purchaser may from time to time reasonably request, and (ii) a copy of each material report, schedule and other document filed or received by the Company pursuant to the requirements of applicable securities laws or the NASD; PROVIDED, HOWEVER, that the Company, its legal counsel and other authorized representatives shall not be required to disclose any information protected under attorney-client or attorney work-product privilege; and PROVIDED FURTHER that, between the date hereof and the time of first acceptance of Shares for payment under the Offer, Purchaser may, upon the prior written approval (which shall not be unreasonably withheld or delayed) of the Company's Chief Executive Officer, Chief Financial Officer or General Counsel, (i) contact any employee of the Company directly, provided that such contact is for informational purposes only and does not unreasonably interfere with such employee's ongoing responsibilities to the Company, and (ii) have access to the Company's offices and facilities; and, following the time of first acceptance of Shares for payment under the Offer, Purchaser shall not be restricted in any manner in contacting employees of the Company or in accessing the Company's offices and facilities. No such access, inspections or furnishing of information shall have any adverse effect on Purchaser's ability to assert that conditions to Closing or to the consummation of the Offer have not been satisfied. Notwithstanding the foregoing, the treatment of such information and documentation shall remain subject to the confidentiality agreement between Parent and the Company, dated September 9, 2005, as may be amended, modified or supplemented from time to time (the "CONFIDENTIALITY AGREEMENT"), and Purchaser and its authorized representatives shall not conduct any environmental sampling.

       (b) The Chief Financial Officer of the Company shall deliver to Purchaser immediately before the close of business on the day which is six (6) business days prior to the then-scheduled expiration date of the Offer and immediately before the close of business on the then-scheduled expiration date of the Offer, a certificate executed by such officer which sets forth the anticipated number of issued and outstanding Shares as of the date of the expiration of the Offer.

       (c) Without limiting any other provision of this Agreement, from time to time during the Offer upon the request of Purchaser, immediately before the close of business on the day which is six (6) business days prior to the then scheduled expiration date of the Offer and immediately before the close of business on the expiration date of the Offer, the Company shall inform Purchaser orally and in writing as to the then-current status of satisfaction of the conditions to the Offer described in paragraphs (i), (ii), (iii) and (iv) on ANNEX A hereto. The chief executive officer of the Company shall deliver to Purchaser promptly following the close of business on the then-scheduled expiration date of the Offer a certificate executed by such officer to the effect that the conditions to the Offer specified in the immediately preceding sentence have been satisfied.

       (d) The Company, Purchaser, Parent (on its own behalf and on behalf of PWJ Lending and PWJ Funding as their managing member), Holtzman and Holdco agree that the Purchase Agreement will terminate effective upon the execution and delivery of this Agreement by the parties hereto, except for such provisions of the Purchase Agreement that survive any termination by their terms.

 4.4.  SPECIAL MEETING; PROXY STATEMENT.

       (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable Law:

            (i) (A) as promptly as practicable after the date hereof, duly call, give notice of, convene and hold a special meeting of its stockholders (the "SPECIAL MEETING"), for the purposes of considering and taking action upon the approval and adoption of the Merger and this Agreement;

                (B) subject to Section 4.8, declare advisable and recommend to its stockholders that they approve the Merger and adopt this Agreement, and shall include disclosure regarding the approvals of the Board;

                (C) without limiting the generality of the foregoing, the Company agrees that its obligations under clause (A) of this Section 4.4(a)(i) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Competing Transaction (as such term is defined in Section 4.8(a)) or the withdrawal or modification by the Board or any committee thereof of such Board's or committee's approval or recommendation of the Offer, the Merger or this Agreement; and

       (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use all best efforts to file such preliminary proxy or information statement with the SEC within ten (10) business days after the consummation of the Offer, and obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Purchaser, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendments or supplements thereto (the "PROXY STATEMENT") to be mailed to its stockholders at the earliest practicable date, provided that no amendments or supplements to the Proxy Statement will be made by the Company without prior consultation with Purchaser and its counsel.

       (c) If at any time prior to the Effective Time any information relating to the Company or Purchaser, or any of their respective affiliates, officers or directors, should be discovered by the Company or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company.

       (d) Subject to the fiduciary obligations of the Board determined after consultation with outside legal counsel, the Company shall (i) include in the Proxy Statement the recommendation of the Board that shareholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement, and (ii) use its reasonable best efforts to procure the approval of the shareholders of the Company for the Merger required under applicable Law.

       (e) No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Purchaser the opportunity to review and comment thereon.

Purchaser shall immediately review and comment upon any such filing, amendment or supplement. The Company will advise Purchaser, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

       (f) Notwithstanding the provisions of paragraphs (a) through (f) above, in the event that Parent, Holdco, Purchaser, Holtzman and any of their subsidiaries and affiliates shall have acquired Shares and Class B Shares (taken together with Shares and Class B Shares then owned by Parent, Holdco, Purchaser, Holtzman and any of their subsidiaries and affiliates) constitute in the aggregate at least 90% of the voting power of the outstanding Shares and Class B Shares, pursuant to the Offer or otherwise, the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

       (g) Immediately following execution by the Company of this Agreement, the Company shall cancel the special stockholder meeting scheduled for February 9, 2006 and shall take such actions as are necessary under applicable law to remove from consideration at such special meeting or otherwise the approval by the Company's stockholders of the Transaction Resolutions (as defined in the Purchase Agreement). The Company hereby represents that it has, through a duly authorized resolution of the Board, resolved to take such actions, including without limitation, cancellation of such special meeting and the removal from consideration at any meeting of stockholders any matter related to the Transaction Resolutions.

 4.5.  COMMERCIALLY REASONABLE EFFORTS.

       Subject to the terms and conditions  herein provided,  including  Section
4.8 of this Agreement, the Company agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Offer and the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Offer and the Merger and the other transactions contemplated hereby (provided that the Company shall not make any payment or amend the terms of any agreement in connection with obtaining any such Consent without the prior written approval of Holdco) and
(ii) consulting and cooperating with and providing assistance to Holdco and Purchaser in the preparation and filing with the SEC of the Offer Documents and all necessary amendments and supplements thereto. Upon the terms and subject to the conditions hereof, the Company agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the consummation of the Offer and the Closing set forth herein.

 4.6.  PUBLIC ANNOUNCEMENTS.

       Subject to the fiduciary obligations of the Board, so long as this Agreement is in effect, the Company shall, and shall cause its affiliates to, consult with Purchaser before issuing, and provide Purchaser the opportunity to review and comment upon, any press release or any other public announcement with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including the Offer or the Merger, and shall not issue any such press release or public announcement prior to such consultation, except as required by applicable Law or regulatory authority. As promptly as practicable, but in no event later than one business day following the date hereof, the Company and Parent shall issue a joint press release announcing execution of this Agreement, in form and substance reasonably satisfactory to both such parties.

 4.7.  COMPLIANCE.

       In consummating the Offer, the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents, the Company shall comply in all material respects with the provisions of the Exchange Act and the Securities Act and shall comply in all material respects with all other applicable Laws.

 4.8. EXCLUSIVITY.

       (a) The Company agrees that, during the period from the date hereof until the Closing Date, it shall not, and shall cause its directors, officers, agents, representatives, and any other person acting on its behalf (collectively, the "REPRESENTATIVES") not to, directly or indirectly, (i) solicit offers, inquiries or proposals for, or entertain any offer, inquiry or proposal to enter into: (A) a merger, consolidation, share exchange or other business combination or similar transaction involving the Company, (B) an acquisition of 10% or more of the then-outstanding equity securities of the Company, (C) an acquisition of equity securities, or of debt securities or other securities convertible into or exchangeable for equity securities of the Company, which would, after giving effect to such conversion or exchange, constitute more than 10% of the outstanding equity securities of the Company,
(D) a sale, transfer, conveyance, lease or disposal of all or any significant portion of the assets of the Company in one transaction or a series of related transactions (other than sales of inventory or assets no longer useful in the business, in each case, in the ordinary course of business), (E) a liquidation or dissolution of the Company or the adoption of a plan of liquidation or dissolution by the Company, (F) an agreement, understanding or other arrangement providing for the occurrence of individuals who at the beginning of such period constituted the Board or other governing body of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), ceasing for any reason to constitute a majority of such Board then in office or (G) any other transaction in lieu of, or which would intend to impede or prevent, the transactions contemplated by this Agreement and the other Transaction Documents, the Offer or the Merger (any of the foregoing, a "COMPETING TRANSACTION"), (ii) participate or engage in any discussions (except to notify of the existence of these provisions) or negotiations with, or disclose or provide any non-public information or data relating to the Company or any subsidiary of the Company or afford access to the properties, books or records or employees of the Company or any subsidiary of the Company to, any third party relating to a Competing Transaction, or knowingly facilitate any effort or attempt to make or implement a Competing Transaction or accept a Competing Transaction; or (iii) enter into any contract (including any agreement in principle, letter of intent or understanding) with respect to or contemplating any

Competing Transaction or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

       (b) Notwithstanding anything to the contrary contained in this Section 4.8, in the event that, prior to the time of the first acceptance of Shares for payment pursuant to the Offer, the Company receives an unsolicited bona fide written Competing Transaction (under circumstances in which the Company has complied with its obligations under Section 4.8(a)(i)) with respect to itself from a third party that its Board has in good faith concluded (following the receipt of the advice of its reputable outside legal counsel and its financial advisor of recognized reputation) (i) that such Competing Transaction is, or is reasonably likely to result in, a Superior Proposal and (ii) that the failure to provide nonpublic information or data concerning the Company or participate in negotiations or discussions concerning such Competing Transaction would result in a breach by the Board of its fiduciary duties to the Company's stockholders or creditors under applicable law, it may then take the following actions: (1) furnish nonpublic information to the third party making such Competing Transaction, provided that (A) concurrently with furnishing any such nonpublic information to such party, it gives Purchaser written notice of its intention to furnish such nonpublic information, (B) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic information furnished to such third party on its behalf, the terms of which are at least as restrictive on the third party as the terms contained in the Confidentiality Agreement (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 4.8) and (C) contemporaneously with furnishing any nonpublic information to such third party, it furnishes such nonpublic information to Purchaser (to the extent such nonpublic information has not been previously so furnished); and (2) engage in negotiations with the third party with respect to the Competing Transaction, provided that concurrently with entering into negotiations with such third party, it gives Purchaser written notice of its intention to enter into negotiations with such third party.

       (c) Subject to Sections 4.8(d) and (e), neither the Board nor any committee thereof shall (i) withdraw, qualify, modify or amend (or publicly propose to withdraw, qualify, modify or amend) in any manner adverse to Purchaser, its recommendation of this Agreement (the "RECOMMENDATION") or take any action or make any statement, filing or release, in connection with the meeting of the stockholders of the Company, inconsistent with its recommendation of this Agreement, the Offer or the Merger (it being understood that taking a neutral position or no position with respect to a Competing Transaction shall each be considered an adverse modification of its Recommendation) or (ii) approve or recommend (or propose publicly to approve or recommend) any Competing Transaction (each of the foregoing is referred to herein as a "COMPANY CHANGE IN RECOMMENDATION").

       (d) Notwithstanding anything in this Agreement to the contrary, the Board shall be permitted, at any time prior to the time of the first acceptance of Shares for payment pursuant to the Offer, in response to an unsolicited bona fide written Competing Transaction (a copy of which shall be provided to Purchaser within 24 hours of receipt thereof, including any amendments or modifications thereto), to approve or recommend, or propose to approve or recommend, any Competing Transaction and, subject to the Company first exercising its right to terminate this Agreement under Section 7.1(g), enter into a bona fide agreement contemplating a

Competing Transaction, and in connection therewith, to withdraw, modify or change the approval or recommendation by the Board of this Agreement, the Offer or the Merger but only if (i) the Board concludes in good faith after consultation with the Company's financial advisor of recognized reputation and reputable outside legal counsel that such Competing Transaction constitutes a Superior Proposal, (ii) the Company shall promptly (but in no event later than 24 hours after the Board reaches such conclusion) have given written notice to Purchaser advising Purchaser that the Company has received a Superior Proposal from a third party, specifying the material terms and conditions of such Superior Proposal and (iii) either (A) Purchaser shall not have revised its proposal with respect to the transactions contemplated hereby within (x) 10 business days after the date on which such notice is deemed to have been given to Purchaser or (y) in the event of any counter-proposal with respect to such Competing Transaction from a third party that has previously submitted a Superior Proposal, three business days after the date on which notice of such counter-proposal is deemed to have been given to Purchaser or (B) if Purchaser within such period shall have revised its proposal with respect to the transactions contemplated hereby, the Board, after consultation with the Company's financial advisor of recognized reputation and reputable outside legal counsel, shall have determined in good faith that the third party's Competing Transaction is a Superior Proposal relative to Purchaser's revised proposal.

       (e) Nothing contained in this Agreement shall prohibit the Company or its Board from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act to the extent required by applicable law; PROVIDED, however, that any such disclosure relating to a Competing Transaction shall be deemed a Company Change in Recommendation unless the Board reaffirms its Recommendation in such disclosure. Nothing contained in this Agreement shall prohibit the Board or any committee thereof from making a Company Change in Recommendation if the Board or such committee concludes in good faith after consultation with reputable legal counsel that the failure to do would result in a breach by the Board or such committee of its fiduciary duties to the Company's stockholders or creditors.

       (f) The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any of its Representatives with respect to any Competing Transactions existing on the date of this Agreement. The Company will promptly notify Purchaser if the Company (or any of its Representatives) receives any such Competing Transactions and the details thereof, and keep Purchaser informed with respect to each such Competing Proposal.

       (g) For purposes of this Agreement, "SUPERIOR PROPOSAL" shall mean a Competing Transaction that the Board has in good faith concluded (following the receipt of advice of its reputable outside legal counsel and its financial advisor of recognized reputation), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person or group making the proposal, to be more favorable, from a financial point of view, to the Company, its stockholders and creditors, taken as a whole, than the terms of this Agreement and is reasonably capable of being consummated.

       (h) The Company acknowledges that Holdco and Purchaser will be entitled to obtain a court order in any court of competent jurisdiction against acts of non-compliance with this Section 4.8, without the posting of bond or other security, in addition to, and not in lieu of, other remedies they may have.

 4.9.  SEC AND STOCKHOLDER FILINGS.

       The Company shall send to Purchaser a copy of all public reports and materials as and when it sends the same to its stockholders, the SEC or any state or foreign securities commission.

 4.10. STATE TAKEOVER LAWS; RIGHTS AMENDMENT.

       Notwithstanding  any  other  provision  in this  Agreement,  if any state takeover statute may become, or may purport to be, applicable to the transactions contemplated in this Agreement or the Transaction Documents, the Company and the members of its Board will use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement and the Transaction Documents may be consummated as promptly as practicable on the terms and conditions contemplated hereby and thereby and otherwise act to eliminate the effect of any takeover statute on any of the transactions contemplated by this Agreement or the Transaction Documents. The Company shall not amend the Rights Agreement or Amendment No. 2 without Parent's prior written consent during the term of this Agreement; provided; however that any such amendment, if at all, will not retroactively cause Parent, Holtzman, Holdco, Purchaser or any of their respective Affiliates or Associates (as such terms is defined in the Rights Agreement) to be deemed Acquiring Persons (as such terms is defined in the Rights Agreement) solely by reason of their Beneficial Ownership (as such terms is defined in the Rights Agreement) of Shares as of the date hereof.

                                   ARTICLE V
              ADDITIONAL COVENANTS OF PARENT, HOLDCO AND PURCHASER

 5.1.  NOTIFICATION OF CERTAIN MATTERS.

       Parent, Holdco, Holtzman and Purchaser shall give prompt notice to the Company if any of the following occur after the date of this Agreement: (i) any representation or warranty made by Parent, Holdco, Holtzman or Purchaser in this Agreement is untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time; (ii) there has been a material failure of Parent, Holdco, Holtzman or Purchaser or any of their respective representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them hereunder; (iii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the Transaction Documents, provided that such Consent would have been required to have been disclosed in this Agreement; (iv) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD) in connection with the transactions contemplated by this Agreement or the Transaction Documents; (v) the occurrence of an event which would reasonably be expected to have a Purchaser Material Adverse Effect; or (vi) the commencement or threat of any Litigation involving or affecting Parent, Holtzman or any of their respective subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Parent, Holtzman or any of their respective subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Offer or the Merger. No such notice to the Company shall have any effect on the determination of whether or not any of the conditions to Closing or to the consummation of the Offer have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

 5.2.  BEST EFFORTS.

       Subject to the terms and conditions herein provided, each of Parent, Holdco, Holtzman and Purchaser agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Offer and the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents, including, but not limited to:
(i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the offer and the Merger and the other transactions contemplated hereby and by the other Transaction Documents and (ii) consulting and cooperating with and providing assistance to the Company in the preparation and filing with the SEC of the Schedule 14D-9 and the Proxy Statement, if applicable, and all necessary amendments and supplements thereto. Upon the terms and subject to the conditions hereof, each of Parent, Holdco, Holtzman and Purchaser agrees to use best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the consummation of the Offer and the Closing set forth herein, and to consummate the transactions contemplated hereby and by the other Transaction Documents.

 5.3.    COMPLIANCE.

       In consummating the Offer, the Merger and the other transactions contemplated hereby and by the other Transaction Documents, Parent, Holdco, Holtzman and Purchaser shall comply, and cause their respective subsidiaries to comply or to be in compliance, in all material respects with the provisions of the Exchange Act, the Securities Act and all other applicable Laws.

 5.4.  INDEMNIFICATION.

       (a) Each of Parent and Holtzman agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers or employees or agents (the "COMPANY INDEMNIFIED PARTIES") of the Company or any of its subsidiaries or other entities, at the request of the Company or any of its subsidiaries, as provided in its charter or by-laws or in any agreement shall survive the Offer and the Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time (or, in the case of matters occurring at or prior to the Effective Time that have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved), Parent and Holtzman shall indemnify the Company Indemnified Parties to the same extent as such Company Indemnified Parties are entitled to indemnification pursuant to the preceding sentence. As of the

Effective Time, the indemnification and exculpation provisions contained in the Bylaws and the Certificate of Incorporation of the Surviving Corporation shall be at least as favorable to individuals who immediately prior to the Closing Date were directors, officers, agents or employees of the Company or otherwise entitled to indemnification under the Company's Bylaws or Certificate of Incorporation (an "INDEMNIFIED PARTY") as those contained in the Bylaws and the Certificate of Incorporation of the Company, respectively, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Closing Date in any manner that would adversely affect the rights thereunder of any Indemnified Party; PROVIDED, HOWEVER, that nothing contained herein shall limit Purchaser's ability to merge the Company or the Surviving Corporation into Purchaser or any of its subsidiaries or any other person or otherwise eliminate the Company's or the Surviving Corporation's corporate existence in each case provided that the surviving entity shall assume the obligations of the Company or the Surviving Corporation in accordance with SECTION 5.4(C). The Company hereby covenants that it shall, to the fullest extent permitted under Delaware law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under Delaware law, indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including, without limitation, liabilities arising out of this Agreement or the Transaction Documents or under the Exchange Act, occurring through the Closing Date, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received, and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that neither the Company nor the Surviving Corporation shall be obliged pursuant to this Section
5.4 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action, except to the extent that, in the reasonable opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. Notwithstanding anything to the contrary in this Section 5.4 or in the Bylaws or Certificate of Incorporation of the Surviving Corporation, the foregoing indemnification shall not be available to an Indemnified Party to the extent that a claim arises in connection with facts or circumstances which, if known by Purchaser prior to the Effective Time, would have constituted a breach of the Company's representations, warranties, covenants or agreements made in this Agreement. In the event that any Indemnified Party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation after the Closing Date, the Surviving Corporation shall advance to such Indemnified Party his or her legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Party of an undertaking to reimburse all amounts so advanced in the event of a determination of a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

       (b) The Surviving Corporation shall either (i) cause to be obtained at the Effective Time "tail" insurance policies with a claims period of at least six (6) years from the Effective Time with respect to directors' and officers' liability insurance in amount and scope at least as favorable as the Company's existing policies for claims arising from facts or events that occurred on or prior to the Effective Time; or (ii) maintain in effect for six (6) years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage, amounts and retentions with substantially comparable insurers containing terms and conditions that are no less favorable to the insured) with respect to matters occurring prior to the Effective Time; PROVIDED, HOWEVER, that in no event shall the Surviving Corporation be required to make annual premium payments for such insurance in excess of two times the annual premiums paid by the Company for such insurance as of the date hereof ("COMPANY'S CURRENT PREMIUM"), and if such premiums for such insurance would at any time exceed two times the Company's Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to two times the Company's Current Premium. The Company represents that the amount of Company's Current Premium is set forth in SECTION 5.4(B) of the Company Disclosure Schedule.

       (c) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.4.

       (d) The provisions of this Section 5.4 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

 5.5.  BENEFIT PLANS AND EMPLOYEE MATTERS.

       (a) Purchaser shall, to the extent practicable, either maintain and provide to the Company's employees who continue employment with Purchaser, the Surviving Corporation or any subsidiary thereof, the employee benefits and programs of the Company as substantially in effect as of the date hereof or cause the Surviving Corporation to provide employee benefits and programs to such employees that, in the aggregate, are substantially comparable to those of the Company. The Company shall provide Purchaser with such information as Purchaser may reasonably request regarding the Company's employee benefits and programs in order to assist Purchaser in complying with its obligations under this Section 5.5(a). Nothing in this Section 5.5(a) shall be construed to prohibit or restrict Purchaser or the Surviving Corporation from amending, suspending or terminating any of its employee benefit plans or programs at any time. Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Purchaser, the Surviving Corporation or any of their subsidiaries and the employment of each such employee shall be "at will" employment, except to the extent otherwise provided in a written employment agreement.

       (b) From and after the Effective Time, the Surviving Corporation shall honor, in accordance with their terms, all employment and severance agreements listed in SECTION 5.5(B) of the Company Disclosure Schedule in effect immediately prior to the Closing Date that are applicable to any current or former employees or directors of the Company. To the knowledge of the Company as of the date of the Agreement, there are no other material written employment or severance agreements to which the Company is a party.

 5.6.  PUBLIC ANNOUNCEMENTS.

       So long as this Agreement is in effect, Parent, Holdco, Holtzman and Purchaser shall, and shall cause their affiliates to, consult with the Company before issuing, and provide the Company the opportunity to review and comment upon, any press release or any other public announcement with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including the Offer or the Merger, and shall not issue any such press release or public announcement prior to such consultation, except as required by applicable Law or regulatory authority.

 5.7.  [INTENTIONALLY OMITTED].

 5.8.  NO DISPOSITION OF SHARES; OBLIGATION TO VOTE.

       During the time this Agreement is in effect, Parent, Holdco, Holtzman and Purchaser shall not, and shall not permit any of their respective subsidiaries or affiliates to, sell, pledge, assign, encumber, grant any proxy or enter into any voting or similar agreement with respect to, transfer or otherwise dispose of (collectively, "TRANSFER"), or agree to Transfer, any Shares or Class B Shares owned by them as of the date hereof or subsequently acquired by them, or take any other action that would restrict, limit or interfere with their obligations under this Agreement or any of the Transaction Documents. Parent, Holdco, Holtzman and Purchaser shall, and shall cause their respective subsidiaries and affiliates to, vote, or cause to be voted, all of the Shares acquired in the Offer and all Shares and Class B Shares otherwise owned by any of them or their subsidiaries and affiliates in favor of the approval and adoption of the Merger and this Agreement.

                                   ARTICLE VI
                                   CONDITIONS

 6.1.  CONDITIONS TO EACH PARTY'S OBLIGATIONS.

       The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

       (a) STOCKHOLDER APPROVAL. If required under the DGCL, the Company Stockholder Approval shall have been obtained.

       (b) NO INJUNCTION OR ACTION. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority since the date of this Agreement, which prohibits or prevents the consummation of the Merger and which has not been vacated, dismissed or withdrawn prior to the Effective Time. The Company, Parent, Holdco, Holtzman and Purchaser shall use their best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

       (c) PURCHASE OF SHARES. Parent, Holdco, Holtzman and Purchaser or any affiliate of either of them shall have purchased Shares pursuant to the Offer that together with shares otherwise owned by Purchaser and its affiliates represent at least the Minimum Condition (unless such Minimum Condition has been waived by Purchaser and the Company, in each of their sole discretion).

       (d) EXPIRATION OF OFFERING. Any "subsequent offering period" shall have expired.

 6.2.  [RESERVED].

 6.3.  CONDITIONS TO OBLIGATIONS OF THE COMPANY.

       The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional condition, which may be waived by the Company:

       (a) PERFORMANCE BY PARENT, HOLDCO, HOLTZMAN AND PURCHASER. Parent, Holdco, Holtzman and Purchaser shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Parent, Holdco, Holtzman and Purchaser at or prior to the Effective Time.

 6.4.  FRUSTRATION OF CONDITIONS.

       Neither Purchaser nor the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

                                  ARTICLE VII
                           TERMINATION AND ABANDONMENT

 7.1.  TERMINATION.

       This   Agreement  may  be  terminated   and  the  Merger  and  the  other
transactions may be abandoned at any time prior to the time of the first acceptance of Shares for payment pursuant to the Offer ("FIRST ACCEPTANCE TIME") by action taken or authorized by the Board of Directors or general partner, as the case may be, of the terminating party or parties, as follows (the date of any such termination, the "TERMINATION DATE"):

       (a)  by mutual written consent of Purchaser and the Company;

       (b) by either Purchaser or the Company, if the First Acceptance Time shall not have occurred on or before May 31, 2006; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the First Acceptance Time to occur on or before such date;

       (c) by either Purchaser or the Company, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any legally binding injunction, order, decree or ruling (whether temporary, preliminary or permanent) or taken any other action (including the failure to have taken an action) which has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; PROVIDED that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such injunction, order, decree or ruling;

       (d) by Purchaser, following twenty (20) days prior notice of the occurrence of an Extremely Detrimental Effect, to the extent such Extremely Detrimental Effect has not been cured during such twenty (20) day period; PROVIDED, HOWEVER, that for purposes of this clause (d), any adverse effect on the continued availability of employees or relationships with vendors arising out of the announcement or pendency of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby shall not be taken into account in determining whether an Extremely Detrimental Effect has occurred.

       (e) by Purchaser, if none of Parent, Purchaser, Holtzman or Holdco is in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company herein is untrue or inaccurate in any material respect (except that where any statement in a representation or warranty expressly includes a "material adverse effect", "material" or other materiality qualifier, such representation or warranty shall be untrue and inaccurate in all respects) on the date of this Agreement or is untrue or inaccurate and would reasonably be expected to have an Extremely Detrimental
Effect on and as of the First Acceptance Time (except to the extent a representation or warranty expressly speaks of an earlier date, in which case as of such earlier date), or (ii) there has been a breach on the part of the Company of any of its covenants or agreements under this Agreement, and such breach of a covenant or agreement (if curable) has not been cured within twenty
(20) days after notice to the Company and (if not cured) would result in a material adverse affect on the parties' ability to consummate the transactions contemplated by this Agreement;

       (f) by the Company, if the Company is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent, Purchaser, Holtzman or Holdco herein is untrue or inaccurate in any material respect (except that where any statement in a representation or warranty expressly includes a "material adverse effect", "material" or other materiality qualifier, such representation or warranty shall be untrue and inaccurate in all respects) on the date of this Agreement or is untrue or inaccurate and would reasonably be expected to have a Purchaser Material Adverse Effect on as of the First Acceptance Time (except to the extent a representation or warranty expressly speaks of an earlier date, in which case as of such earlier date), or (ii) there has been a breach on the part of any of Parent, Purchaser, Holtzman or Holdco of any of their covenants or agreements under this Agreement, and such breach of a covenant or agreement (if curable) has not been cured within twenty (20) days after notice to Parent, Purchaser, Holtzman or Holdco, as the case may be, and (if not cured) would result in a material adverse affect on the parties' ability to consummate the transactions contemplated by this Agreement;

       (g) by Purchaser, if the Board shall have (i) made a Company Change in Recommendation or (ii) entered into an agreement other than a confidentiality agreement with respect to a Competing Transaction; PROVIDED, HOWEVER, that any such purported termination pursuant to this Section 7.1(g) shall be void and of no force or effect unless the Company concurrently with such termination pays to Purchaser (or its written designee(s)) the Expenses in accordance with Section 7.3; or

       (h) by the Company, if the Board shall have made a Company Change in Recommendation, but only (i) after providing written notice to Purchaser (a "NOTICE OF SUPERIOR OFFER") advising Purchaser that the Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (ii) if Purchaser does not, within three (3) business days of Purchaser's receipt of the Notice of Superior Offer, make an offer such that the Board determines, in its good faith judgment (after consultation with its advisors), such Superior Proposal is no longer a Superior Proposal; PROVIDED that during such three business day period, the Company shall negotiate in good faith with Purchaser (to the extent Purchaser wishes to negotiate) to enable Purchaser to make such an offer; PROVIDED, HOWEVER, that any such purported termination pursuant to this Section 7.1(h) shall be void and of no force or effect unless the Company concurrently with such termination pays to Purchaser (or its written designee(s)) the Expenses in accordance with Section 7.3; and PROVIDED FURTHER that Parent, Holdco, Holtzman and Purchaser acknowledge and agree that concurrently with such termination the Company may enter into a definitive agreement providing for implementation of such Superior Proposal.

 7.2.  EFFECT OF TERMINATION.

       In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void (except that the provisions of this Section 7.2 and Section 7.3 (Fees and Expenses) shall survive any such termination), and there shall be no other liability under this Agreement on the part of any party hereto; PROVIDED, if this Agreement is terminated pursuant to
Section 7.1 (other than Section 7.1(f)), the Company shall remain obligated to reimburse Parent and Holtzman (or its written designee(s)) for the Expenses described in 7.3 below; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

 7.3.  FEES AND EXPENSES.

       (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all of its fees, costs and expenses incident to the preparation, issuance, execution, authentication and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company shall pay, and hold Parent, Holdco, Holtzman and Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out of pocket expenses) arising in connection with any claim relating to any such payment.

       (b) Whether or not the transactions contemplated in the Transaction Documents are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all out-of-pocket costs, fees and expenses (including, without limitation, all fees and other client charges and expenses of Schulte Roth & Zabel, LLP, counsel for Parent, Holdco and Purchaser) incurred by, or on behalf of, Parent, Holdco, Holtzman and Purchaser in connection with the transactions contemplated by the Transaction Documents, including, but not limited to, in connection with (i) any accounting, business, environmental, legal, or regulatory due diligence review of the Company and its business, (ii) the revision, negotiation, execution and delivery of the Transaction Documents and any related documents and (iii) any other expenses related or incident to the Purchase Agreement and the transactions contemplated thereby (which have not been previously reimbursed by the Company), including those incurred by Parent and Holtzman through the date hereof up to a maximum reimbursement of $750,000 with respect to this Section 7.3(b) ("EXPENSES"). Except as required by Section 7.1(h), the Company shall within ten (10) business days of any written request by Parent, Holdco, Holtzman or Purchaser, as the case may be, pay or reimburse Parent, Holdco, Holtzman or Purchaser(or their respective written designee(s)), as the case may be, for the Expenses set forth in such written request.

                                  ARTICLE VIII
                                  MISCELLANEOUS

 8.1.  AMENDMENT AND MODIFICATION.

       At any time before or after adoption of this Agreement by the shareholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented in writing by the Company and Purchaser with respect to any of the terms contained in this Agreement; PROVIDED, HOWEVER, that following approval by the shareholders of the Company there shall be no amendment or change to the provisions hereof with respect to the Merger
Consideration or the Class B Merger Consideration as provided herein nor any amendment or change not permitted under applicable Law, without further approval by the shareholders of the Company.

 8.2. WAIVER OF COMPLIANCE; CONSENTS.

       At any time prior to the  Effective  Time,  any party may:

       (a) extend the time for the performance of any of the obligations or acts of the other party;

       (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

       (c) subject to the proviso of Section 8.1 waive compliance with any of the agreements or conditions of the other party contained herein.

       Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

 8.3.  SURVIVAL.

       None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. The covenants contained in this Agreement shall terminate at the Effective Time, except for those covenants contained in Sections 1.6(b), 1.7, 1.8, 1.9, 1.11, 1.12, 1.13, 5.4, 5.5 and 7.3 hereof, which shall survive beyond the Effective Time in accordance with their terms.

 8.4.  NOTICES.

       All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (i)        if to the Company, to:

                  Whitehall Jewellers, Inc.
                  155 N. Wacker Drive, Suite 500
                  Chicago, Illinois 60606
                  Attention: Jean K. FitzSimon, Sr. Vice President & General
                             Counsel
                  Facsimile: 312-469-5680

with a copy to (but which shall not constitute notice to the Company):

                  Sidley Austin LLP
                  787 Seventh Avenue
                  New York, NY 10019
                  Attention: Lori Anne Czepiel, Esq.
                  Facsimile: 212-839-5599

         and

                  Sidley Austin LLP
                  One South Dearborn Street
                  Chicago, Illinois 60603
                  Attention: John J. Sabl, Esq.
                  Facsimile: 312-853-7036

                  (ii) if to Parent, Holdco or Purchaser, to:

                  WJ Acquisition Corp.
                  c/o Prentice Capital Management, LP

                  623 Fifth Avenue
                  New York, NY  10022
                  Attention: Jonathan Duskin
                  Facsimile:  212-756-1464

with a copy to (but which shall not constitute notice to Parent, Holdco, Holtzman or Purchaser)

                  Schulte Roth & Zabel, LLP
                  919 Third Avenue
                  New York, NY 10022
                  Attention:  Robert Goldstein, Esq.
                  Facsimile: (212) 593-5955

                  (ii) if to Holtzman, to:

                  c/o Jewelcor Companies
                  100 N. Wilkes Barre Blvd. 4th Floor
                  Wilkes Barre, PA 18702
                  Attention: Seymour Holtzman
                  Facsimile:  (570) 820-7014

with a copy to (but which shall not constitute notice to Holtzman)

                  Kramer Levin Naftalis & Frankel, LLP
                  1177 Avenue of the Americas
                  New York, NY 10036
                  Attention:  Peter Smith, Esq.
                  Facsimile: (212) 715-8000

 8.5.  BINDING EFFECT; ASSIGNMENTS.

       (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time, without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each of Holdco, Purchaser and Holtzman (collectively with Parent, the "Buyers") hereby appoints the Parent to act as the attorney-in-fact and agent for and on behalf of the Buyers with respect to the taking of any and all actions and the making of any decisions required or permitted to be taken by any of Parent, Holdco, Purchaser or Holtzman under this Agreement and the other Transaction Documents, including, without limitation, the power to (i) arbitrate, resolve, settle or compromise any dispute regarding indemnification claims or matters arising out of this Agreement and (ii) take all actions necessary in the judgment of Parent for the accomplishment of the foregoing. Notices to or from Parent shall constitute notice to or from each Buyer. A decision, act, consent or instruction of Parent in connection with any of the foregoing matters shall constitute a decision of all of the Buyers and shall be final, binding and conclusive upon each of the Buyers, and the Company may rely upon any such written decision, consent or instruction of Parent as being the decision, consent or instruction of each and every Buyer. In performing the functions specified in this Agreement,

Parent will not be liable to any Buyer in the absence of fraud or willful misconduct on the part of Parent, and, as between Parent and the Buyers, any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of Parent good faith. Each of Parent and Holtzman confirms that it has had the opportunity to independently participate in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Holtzman acknowledges that (i) Schulte Roth & Zabel LLP solely represented Parent in connection with the transaction contemplated hereby and (ii) Parent did not provide any advice in connection herewith and Holtzman's determination to participate herein was based solely on its own evaluation of the risks and merits of the investment contemplated hereby.

       (b) Parent agrees to be jointly and severally responsible for any failure on the part of Holtzman, Holdco or Purchaser to perform any of its obligations under this Agreement and the other Transaction Documents and for any breach of any representation, warranty or covenant on the part of any of Holtzman, Holdco or Purchaser.

 8.6.  GOVERNING LAW.

       This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware, without regard to the conflicts of law principles thereof.

 8.7.  COUNTERPARTS.

       This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

 8.8.  INTERPRETATION.

       The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term "AFFILIATE," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; as used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise, (iii) the term "SUBSIDIARY" of any specified person shall mean any corporation a majority of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity a majority of the total equity interest of which, is directly or indirectly owned by such specified person,
(iv) the term "KNOWLEDGE," when used with respect to the Company, shall mean the knowledge of the directors and officers of the Company identified on SCHEDULE
8.8 (without a duty to investigate) and, when used with respect to Purchaser, shall mean the knowledge of the directors and officers of Purchaser, and (v) the term "INCLUDING" shall mean "including, without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

 8.9.  ENTIRE AGREEMENT.

       This Agreement and the documents or instruments referred to herein, including, but not limited to, the Exhibit(s) attached hereto and the Disclosure Schedules referred to herein, which Exhibit(s) and Disclosure Schedules are incorporated herein by reference, any other written agreement entered into contemporaneously herewith, and the Confidentiality Agreement and the other Transaction Documents embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement and such other agreements supersede all prior agreements and the understandings between the parties with respect to such subject matter.

 8.10. SEVERABILITY.

       In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

 8.11. SPECIFIC PERFORMANCE.

       The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties hereto agree that money damages or other remedy at Law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity, without bond or other security being required.

 8.12. ATTORNEY'S FEES.

       If any legal action or any arbitration is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other reasonable costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

 8.13.  THIRD PARTY BENEFICIARIES.

       Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party, except as provided by and in accordance with the provisions of Section 5.4 and except for the provisions of 5.5(b) hereof.

 8.14. OBLIGATION OF HOLDCO, PARENT AND HOLTZMAN.

       Parent  and  Holtzman   shall  cause  Holdco,   Purchaser  and  Surviving
Corporation to comply with all their respective obligations under this Agreement and the other Transaction Documents.

                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement and Plan of Merger to be signed and delivered by their respective duly authorized officers as of the date first above written.

                           WHITEHALL JEWELLERS, INC.

                           By:   /s/ Robert L. Baumgardner
                               ----------------------------------------
                                Name:  Robert L. Baumgardner
                                Title: Chief Executive Officer

                           PRENTICE CAPITAL MANAGEMENT, LP

                           By:   /s/ Michael Weiss
                               ----------------------------------------
                                Name:  Michael Weiss
                                Title: Chief Financial Officer

                           HOLTZMAN OPPORTUNITY FUND, L.P.

                           By: Holtzman Financial Advisors, LLC, its General Partner
                           By: SH Independence, LLC, its Managing Member
                           By:   /s/ Seymour Hotlzman
                               ----------------------------------------
                                Name: Seymour Holtzman
                                Title:  Sole Member

                           WJ HOLDING CORP.

                           By:   /s/ Michael Weiss
                               ----------------------------------------
                                Name:  Michael Weiss
                                Title: Vice President

                           WJ ACQUISITION CORP.

                           By:  /s/ Michael Weiss
                               ----------------------------------------
                                Name:  Michael Weiss
                                Title: Vice President


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                     ANNEX A
                             CONDITIONS TO THE OFFER

       The capitalized terms used but not defined in this ANNEX A and which are defined in the attached Agreement and Plan of Merger (the "Agreement") shall have the meanings ascribed to such terms in the Agreement. Notwithstanding any other provision of the Offer, Purchaser is not required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or expiration of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any Shares, and may terminate or amend the Offer (but only subject to and in accordance with the Agreement, if (1) the Minimum Tender Condition has not been satisfied or (2) if at any time on or after the date of the Agreement and prior to the expiration of the Offer, any of the following conditions exist and continue to exist at the expiration of the
Offer:

       (i) any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority since the date of this Agreement, which prohibits or prevents the consummation of the Offer or the Merger or imposes material limitations on Parent's, Holtzman's or Purchaser's ability to effectively exercise full rights of ownership of the Shares; provided that Parent, Holtzman and Purchaser shall have used their best efforts to have any of the foregoing vacated, dismissed or withdrawn; or

       (ii) any event, circumstances or fact shall have occurred which has resulted in, would result in or could reasonably be expected to result in, individually or in the aggregate, an Extremely Detrimental Effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; PROVIDED, HOWEVER, that for purposes of this clause (ii), any adverse effect on the continued availability of employees or relationships with vendors arising out of the announcement or pendency of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby shall not be taken into account in determining whether an Extremely Detrimental Effect has occurred or could reasonably be expected to occur; or

       (iii) the Company or any of its subsidiaries has (a) issued or sold, or authorized or proposed the issuance or sale of, any additional Shares, shares of any other class or series of capital stock, other voting securities or any securities convertible into, or options, rights or warrants, conditional or otherwise, to acquire, any of the foregoing (other than the issuance of Shares pursuant to and in accordance with the terms in effect on the date of the Agreement, of warrants and Company Stock Options outstanding prior to such date), or any other securities or rights in respect of, in lieu of, or in substitution or exchange for any shares of its capital stock, (b) declared or paid (or the Board proposes to declare or pay) any dividend or other distribution on any shares of capital stock of the Company (other than a distribution of the Rights certificates or a redemption of the Rights in accordance with the Rights Agreement as publicly disclosed to be in effect prior to the date of the Agreement), (c) altered or entered into an agreement to alter any material term of any outstanding security, issued or sold, or authorized or entered into an agreement to issue or sell, any debt securities or otherwise incurred or authorized or entered into an agreement to incur any debt other than in the ordinary course of business (other than to amend the Rights Agreement to make the Rights inapplicable to the Offer and the Merger or in accordance with agreements contemplated by the Transaction Documents), (d) entered into or amended any employment, severance or similar agreement, arrangement or plan with any of its officers other than in the ordinary course of business or entered into or amended any such agreements, arrangements or plans so as to provide for increased benefits to employees as a result of or in connection with the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Purchaser or the consummation of the Merger, or (e) amended its certificate of incorporation or bylaws other than to amend the Rights Agreement to make the Rights inapplicable to the Offer and the Merger; or

       (iv) the Company or any of its subsidiaries shall have (a) granted after the date of the Agreement to any person proposing a Competing Transaction any material option, warrant or similar right (including, without limitation, a right to acquire or receive any Shares or other securities, assets or business of the Company or any of its subsidiaries) or (b) paid or agreed to pay any material cash or other consideration to any party that has proposed a Competing Transaction in connection with or in any way related to any such Competing Transaction which, in Purchaser's reasonable judgment, in any such case, and regardless of the circumstances (including any action or omission by Parent, Holtzman or Purchaser) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

       The foregoing conditions are for the sole benefit of Parent, Purchaser, Holtzman and their affiliates and may be asserted by Parent, Holtzman or Purchaser in their reasonable discretion regardless of the circumstances (excluding any affirmative action or omission by Parent, Holtzman or Purchaser) giving rise to any such conditions or may be waived by Parent, Holtzman or Purchaser in their reasonable discretion in whole or in part at any time or from time to time before the Expiration Date (but only subject to and in accordance with the Agreement). Purchaser, Holtzman and Parent expressly reserve the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer (but only subject to and in accordance with the Agreement). The failure by Parent, Holtzman or Purchaser at any time to exercise their rights under any of the foregoing conditions shall not be deemed a waiver of any such right. The waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances. Each such right shall be deemed an ongoing right which may be asserted at any time or from time to time.

                                      A-2